Exhibit 10.2

Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Entrusted Loan Guarantee Contract

No.:

Guarantor: See the signature page of this contract.

Creditor: See the signature page of this contract.

(For details, see the first clause of Annex I of this contract)

To guarantee the performance of the debt under the “Main Contract” referenced in Article 1 of this contract, the Guarantor is willing to provide guarantee to the Creditor. The parties have entered into this contract through equal negotiation. Unless otherwise agreed herein, the terms of this contract shall be determined according to the Main Contract.

Article 1      Main Contract

The Main Contract information is shown in Clause 2 of Annex I at end of this contract.

Article 2      Principal Debt

The debt under the Main Contract constitutes the principal debt of this contract, including the principal and interest (including interest, compound interest and default interest), default penalty, damage remedy, expenses for Creditor rights redemption (including but not limited to lawsuit fee, attorney’s fee, notary fee and execution fee etc.), Creditor’s losses caused by borrower default and all other payable expenses.

Article 3      Scope of Guarantee

The guarantee scope is specified in Clause 3 of Annex I of this contract.

Article 4      Guaranty Liability

If the borrower fails to repay the debt under the Main Contract terms in a timely manner, the Creditor shall have the right to require the Guarantor perform the guaranty liability in accordance with the provisions of the contract.

If the principal debt has other collaterals or guarantees in addition to this contract, any of the Creditor’s rights under this contract and their fulfillment shall not be affected.

Article 5      Term of Guarantee

The guarantee period of this contract shall be two years after expiration of the performance period of the Principal Debt.

If the principal debt is fulfilled in stages, the guarantee period shall start from the effective date of this contract until two years after the expiration of the performance period for the last stage of debt fulfillment.

Article 6      Relationship between the Main Contract and this contract

The Guarantor shall still be liable for the debts already incurred under the Main Contract when parties of the Main Contract terminate the Main Contract or have the Main contract expire before its due date.

The parties of the Main Contract may agree to modify the Main Contract without the consent of the Guarantor, except for modifications that involve the changes in currency, interest rate, amount and term, or other changes that may increase the amount of the principal debt or extend the term of the Main Contract. The Guarantor shall still undertake the liability of guarantee for the modified Main Contract. However, change of interest rate due to adjustment of national interest rate policy does not require the consent of the Guarantor.

Under the circumstances when the consent of the Guarantor is required for any change, if the written consent of the Guarantor is not obtained or the Guarantor refuses, the Guarantor shall not be liable for the increase in the amount of the Principal Debt, and term of guarantee shall be the original period even if the term of the Main Contract is extended.

Article 7      Guarantee and Commitment

1. The Guarantor has the full capacities for civil rights and action required to sign and perform the contract.

2. All documents, materials and vouchers provided by the Guarantor to the Creditor are accurate, true, complete and valid.

3. The Guarantor does not conceal to the Creditor any major liabilities it has assumed and guarantees it has provided to others when signing this contract.

4. The Guarantor promises that: if the Guarantor is a third party and a company, when providing this guarantee, it has been approved by its board of directors, shareholders’ meeting and the resolutions of the shareholders’ meeting in accordance with the provisions of laws, regulations, regulatory requirements and articles of incorporation. If the company’s articles of incorporation contain a limit on the total amount of guarantee and the amount of a single guarantee, the guarantee under this contract does not exceed the prescribed limits.

5. Signing and performing this contract does not violate any contracts, agreements or other legal documents that are binding to the Guarantor. The Guarantor has obtained or will obtain all the necessary approval, permission, filing or registration required for this guarantee.

Article 8      Default events and remedy

1. Any of the following events constitutes or shall be deemed as Guarantor default under this contract:

(1) Failure to perform the liability of guarantee timely according to the provisions of this contract.

(2) Occurrence of events which may affect the Guarantor’s financial status and performance capability, including but not limited to involvement in significant lawsuits or arbitration cases or assumption of major liabilities, which have seriously affected the financial status and performance capability of the Guarantor.

(3) Termination of business, dissolution, revocation, or bankruptcy of the Guarantor as an enterprise.

(4) Violation of other provisions about the rights and obligations of the parties.

(5) The Guarantor is in breach of other contracts it signed with the Creditor or other institutions associated with the Creditor.

2. In the event of a default case specified in the preceding paragraph, the Creditor shall have the right to take the following measures separately or simultaneously according to the specific situation:

(1) To require the Guarantor correct its default within a specified time limit.

(2) To suspend or terminate accepting all or part of the Guarantor’s business application under other contracts. To suspend or terminate issuing and processing all or part of unissued loans and trade financings not yet processed.

(3) To declare expiration of all or part of the principal and interest of the Guarantor’s unpaid loans/trade financings and other payables under other contracts.

(4) To terminate or cancel this contract; to terminate or cancel all or part of other contracts signed between the Guarantor and the Creditor.

(5) To require the Guarantor to compensate the Creditor for the loss caused by the Guarantor’s breach of contract, including the expenses of attorney’s fee, lawsuit fee and other expenses related to fulfillment of Creditor’s rights.

(6) Other measures that the Creditor deems necessary.

Article 9      Dispute resolution

All arguments and disputes arising from the performance of this contract shall be first settled through bilateral negotiation. If negotiation fails, the parties agree to adopt the same dispute resolution as agreed upon in the Main Contract.

During the dispute settlement, if the dispute does not affect the performance of other provisions of this contract, these other provisions shall continue to be performed.

Article 10      Others

1. In the performance of this contract, the Guarantor may provide the Creditor with relevant information about the Guarantor, which the Creditor may not obtain through public sources. Such information shall constitute confidential information of the Guarantor. Except the following circumstances, the Creditor shall not disclose the confidential information to any third party:

(1) Written consent or authorization by the Guarantor;

(2) The Creditor is obliged to disclose according to relevant laws and regulations or required by competent authorities such as the judicial or administrative authorities.

(3) When needed by tax, audit, legal services or during performing this contract, the Creditor discloses the information to an intermediary agent or other third parties who bear the same confidentiality obligations.

Disclosure under the above circumstances may give a third party access to confidential information of the Guarantor and to provide services to the Guarantor according to law or to take actions that may involve the Guarantor.

2. The Guarantor’s place of residence and telephone number specified in this contract are for communication and contact under this contract, to which all statement of accounts, collection notice and legal and litigation documents relating to the loan under the Main Contract shall be sent. The Guarantor undertakes to notify the Creditor in a timely manner of any changes in communication and contact information. Otherwise, all documents delivered by the Creditor according to the contact information specified in this contract shall be deemed as effectively served and the relevant economic and legal liabilities arising therefrom shall be borne by the Guarantor.

3. Other agreements:

Article 11      Annexes

The following annexes and other annexes confirmed by both parties constitute an integral part of this contract and have the same legal effect as this contract.

Annex I:      Special terms

The parties of this contract confirm that the signature or seal of the parties hereto on this contract shall be deemed as acknowledgement of the annexes to this contract. Unless required by the Creditor, the Guarantor need not to sign or seal on “Annex I: Special Terms” separately.

Article 12      Authorization for credit information

1. The Guarantor authorizes that under the following circumstances, the Creditor may check the credit report of the Guarantor through the financial credit information database:

(1)When reviewing the Guarantor’s application for guarantee;

(2)When conducting post-loan management for the loans or guarantees under the Guarantor’s name;

(3)When accepting a loan application from a legal entity or other organizations, or when the Creditor as a Guarantor needs to look up credit status of the Guarantor as a legal representative or financier.

The Guarantor also authorizes that the Creditor can submit the Guarantor’s credit information to the financial credit information database.

2. The Guarantor declares that: I fully understand and clearly know that if I have a default event under this contract, the Creditor will send my negative credit information to the financial credit information database and show it in my credit report. If the above negative credit information is submitted, the Creditor may notify the Guarantor via the following methods. The Guarantor’s contact information shall be the contact information of the Guarantor specified in this contract or changed in accordance with the provisions hereof: (Note: check where applicable)

√     Text message

√     Telephone

√     E-mail

X    Other means: X

(Note: This Guarantor declaration is not applicable when the Guarantor is an organization.)

3. The Guarantor knows and understands that term of the above authorization starts from the date of the Guarantor’s signing of this contract and remains effective till date of settlement of the loan guaranteed by the Guarantor under this contract. The Creditor shall bear all the consequences and legal liabilities arising from its inquiries that are beyond the above authorization.

Article 13      Contract Effectiveness

This contract shall come into effect upon the following conditions:

1. The Guarantor signs the contract (when the Guarantor is a natural person) or the legal representative/person in charge of the Guarantor or its authorized signatory signs and stamps official seal on the contract (when the Guarantor is an organization).

2. The person in charge of the Creditor or its authorized signatory signs and stamps the official seal.

This contract is entered in two original copies, with each party (when the Guarantor is not the borrower) holding one original copy, and all the original copies have the same legal effect.

The Guarantor declares that: content of this contract have been negotiated with me and been fully informed and explained by the Creditor. I have understood and agreed to the entire content of this contract.

Guarantor:	Creditor:

Legal representative/person in charge or authorized signatory:	Legal representative/person in charge or authorized signatory:

Date:	Date:

Annex I:      Special signing terms

(Fill in where applicable, “/” if not applicable.)

I. Information of the signing parties
(I) Guarantor information (applicable when the Guarantor is a natural person)
Name	/
ID card No.	/
Address	/
Postal code	/
Tel (Mobile phone)	/
(II) Guarantor information (applicable when the Guarantor is an organization)
Name
Business license number
Legal representative
Address
Postal code
Tel
Fax
Account opening financial institution and account number
(III) Creditor Information
Name
Person in charge
Address
Postal code
Tel
Fax

II. Main Contract information
The Main Contract is: the following contract signed by the Creditor and borrower as well as its amendment or supplement.
Name of the contract	Entrusted Loan Contract
Contract No.

III. Scope of guarantee
/	Staged joint and several liability guarantee
Starting from the date ___, the Guarantor shall not assume any new guarantee obligations and responsibilities under this contract. However, the debts under the Main Contract which has occurred prior to this date constitute the Principal Debt of this contract, for which the Guarantor shall be liable.
√	Full-term joint and several liability guarantee
All debts under the Main Contract constitute the Principal Debt of this contract, for which the Guarantor shall be liable.